                                                                    Exhibit 23.2


                          CONSENT OF FORMER INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT




Intelilabs.com, Inc.
Water Gardens 1620 26th Street
3rd Floor Santa Monica, CA 90404

I hereby consent to the use in Intelilabs.com's Form 10-QSB/A, for the quarter ending September 30, 2000, of our report dated August 31, 1999, relating to the financial statements of Quentin Road Productions, Inc. (now known as Intelilabs.com, Inc.).


Dated: February 12, 2001

/s/ Berenfeld Spritzer Shechter & Sheer
-----------------------------------------
Berenfeld Spritzer Shechter & Sheer
CERTIFIED PUBLIC ACCOUNTANTS
Miami, Florida